Exhibit 99.1

Berliner Acquires U.S. Operations of Radian Communication Services, Inc.
Monday April 16, 2:40 pm ET
Adds West Coast Division to Service Customers Nationwide

ELMWOOD PARK, N.J., April 16, 2007 (PRIME NEWSWIRE) -- Berliner Communications, Inc. (OTC BB:BERL.OB - News), (``Berliner'') today announced the acquisition of the U.S. wireless infrastructure construction and installation business of Radian Communication Services, Inc. (``Radian''). Berliner, through its wholly owned operating subsidiary, BCI Communications, Inc. (``BCI''), acquired Radian's operations in six western states, including key locations in Los Angeles, Seattle and Las Vegas. Radian, a Canadian based company, will continue its operations in Canada and its Rohn Tower division in the U.S.

``This is a breakthrough deal for us, and it fits into our strategic growth plan on many levels,'' said Rich Berliner, CEO of Berliner. ``Our success is determined by the quality of our people and their enthusiasm for our business and our customers. In this regard, our deal today adds 115 industry professionals that share our enthusiasm. In addition to a great team, Radian's locations fit perfectly with our existing offices to complete our nationwide footprint and enhance our turnkey offerings. Finally, this cements our role as a national, full service, self performing vendor to our customers.''

The purchase price for the assets and business included approximately $6.9 million for accounts receivable, $1.0 million for work in process and $1.0 million for vehicles, furniture and equipment, and inventory. BCI also assumed approximately $3.2 million in liabilities associated with accounts payable and accruals. BCI and Radian will continue to work together for a short period while customers transition to BCI. BCI will operate its new western division as BCI Communications West, under the continued leadership of Bill D'Agostino. Formerly Vice President, U.S. Operations for Radian, Mr. D'Agostino brings over 20 years of industry experience to BCI, and will assume the role of Vice President, BCI Communications West.

About Berliner Communications, Inc.

Berliner Communications, Inc. and its wholly owned operating subsidiary, BCI Communications, Inc., are headquartered in Elmwood Park, New Jersey. BCI is an end-to-end provider of outsourced services for the wireless communications industry, including planning, deployment and management of network build-outs. BCI provides wireless carriers with comprehensive real estate site acquisition and zoning services, radio frequency and network design and engineering, infrastructure equipment construction and installation, radio transmission base station modification and project management services throughout the U.S. For more information about Berliner's services, please visit http://www.bcisites.com.

The statements in this press release, which are not historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding our future prospects, the ability to achieve our sales and profitability goals, our perception of future industry trends and the potential positive impact our business prospects, and other such statements. Such statements involve risks and uncertainties that could cause actual results to differ materially from ours expectations. Such risks and uncertainties include, without limitation, risks detailed in our filings with the United States Securities and Exchange Commission, the risk that future trends we have identified do not materialize or if they materialize that they do not have the beneficial effect we anticipate, as well as the risk that we will not be able to achieve our sales and profitability goals. All forward-looking statements in this document are made as of the date hereof, based on information available to us on the date hereof, and we disclaim any intention or obligation to revise any forward-looking statements, including, without limitation, financial estimates, whether as a result of new information, future events or otherwise.

Contact:
Berliner Communications, Inc.
Richard Berliner
201-791-3200
berlinerr@bcisites.com

Source: Berliner Communications, Inc.